UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2017

Whitestone REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500, Houston, Texas	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2017, the Board of Trustees (the “Board”) of Whitestone REIT (the “Company”) elected David F. Taylor as a new Class I trustee, with his service to begin immediately. Mr. Taylor was elected to fill a vacancy that had been created on March 17, 2017, when the Board increased the size of the Board from five to six trustees in accordance with the Company’s declaration of trust and bylaws, as amended. It has not been determined at this time upon which committees of the Board Mr. Taylor will serve. Mr. Taylor will serve until the 2019 annual meeting of shareholders. Mr. Taylor has been determined by the Board to meet the “independence” standards of the New York Stock Exchange.

There were no arrangements or understandings between Mr. Taylor and any person pursuant to which he was elected a trustee. Mr. Taylor will receive the same compensation as the other non-employee members of the Board. A description of the compensation payable to the Company’s trustees was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 30, 2016.

Mr. Taylor currently serves as the Managing Partner of the Houston office of Locke Lord LLP.  Mr. Taylor has been a Partner in the firm of Locke Lord LLP since 1996 and has served as a corporate and securities attorney at Locke Lord LLP since 1989.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

On March 17, 2017, the Company issued a press release announcing the appointment of Mr. Taylor, which is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference into any registration statement filed or to be filed by the Company under the Securities Act of 1933, as amended.

Exhibit No.	Description
99.1	Whitestone REIT Press Release dated March 17, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITESTONE REIT

Date: March 17, 2017	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Whitestone REIT Press Release dated March 17, 2017.